[LETTERHEAD OF THACHER PROFFITT & WOOD LLP]



                                                                     Exhibit 5.1


                                                December 3, 2004

Credit Suisse First Boston Mortgage Acceptance Corp.
11 Madison Avenue
New York, New York 10010

         Credit Suisse First Boston Mortgage Acceptance Corp.
         Mortgage Pass-Through Certificates and
         Mortgage-Backed Notes Registration Statement on Form S-3
         --------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Credit Suisse First Boston Mortgage Acceptance Corp., a Delaware corporation (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Mortgage Pass-Through Certificates (the "Certificates") and Mortgaged-Backed Notes (the "Notes"; and together with the Certificates, the "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") and various amendments. The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, one or more servicers to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates. The Notes are issuable in series under indentures (each such agreement, an "Indenture"; a Pooling and Servicing Agreement or an Indenture, an "Agreement"), between an issuer and an indenture trustee, to be identified in the prospectus supplement for such series of Notes. Each Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed, and are relying thereon without independent investigation, (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we

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have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, the laws of the State of New York and, the General Corporation Law of the State of Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion that:



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         1.       Each Pooling and Servicing Agreement for a series of
                  Certificates, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

         2. Each Indenture for a series of Notes, assuming the authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the parties thereto in accordance with its terms.

         3. Each series of Certificates, assuming the authorization, execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery and payment therefor as contemplated in the prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

         4. Each series of Notes, assuming the authorization, execution and delivery of the related Indenture, the execution and authentication of such Notes in accordance with that Indenture and the delivery and payment therefor as contemplated in the prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Indenture.

         5. The description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Securities, is accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm that description as our opinion.

         6. To the extent that the description referred to in paragraph 5. above expressly states our opinion, or states that our opinion has been or will be provided as to any series of Certificates or Notes, we hereby confirm and adopt such opinion herein.

         Please note that paragraphs 5. and 6. above apply only to those series of Securities for which our firm is named as counsel to the Registrant in the related prospectus supplement.




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         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Material Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                               Very truly yours,

                                               /s/ Thacher Proffitt & Wood LLP






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